Exhibit(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 149 to Registration Statement No. 2-17613 on Form N-1A of our report dated May 20, 2008, relating to the financial statements and financial highlights of Ivy Funds, including Ivy Dividend Opportunities Fund (previously renamed Ivy Dividend Income Fund), Ivy Small Cap Value Fund, Ivy Value Fund, Ivy Managed European/Pacific Fund, Ivy Managed International Opportunities Fund, Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy International Balanced Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Pacific Opportunities Fund, Ivy Balanced Fund, Ivy Global Natural Resources Fund, Ivy Real Estate Securities Fund, Ivy Bond Fund, and Ivy Mortgage Securities Fund, appearing in the Annual Report on Form N-CSR of Ivy Funds for the year ended March 31, 2008, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Custodial and Auditing Services" and "Financial Statements" in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
July 28, 2008